Exhibit 10.34

EXECUTION VERSION

CLASS B NOTE PURCHASE AGREEMENT

(SERIES 2010-1 VARIABLE FUNDING CAR SHARING ASSET BACKED NOTES, CLASS B)

dated as of May 24, 2010,

among

ZIPCAR VEHICLE FINANCING LLC,

ZIPCAR, INC.,

as Administrator, Servicer and Lessee

and

GOLDMAN, SACHS & CO.,

as a Class B Noteholder

i

TABLE OF CONTENTS

(continued)

ii

TABLE OF CONTENTS

(continued)

Page

EXHIBITS

EXHIBIT A	Form of Advance Request
EXHIBIT B	Form of Assignment and Assumption Agreement
EXHIBIT C	Quarterly Fleet Report
EXHIBIT D	Form of Class B Noteholder Tax Certificate

iii

CLASS B NOTE PURCHASE AGREEMENT

THIS SERIES 2010-1 VARIABLE FUNDING CAR SHARING ASSET BACKED NOTES, CLASS B NOTE PURCHASE AGREEMENT, dated as of May 24, 2010 (as amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”), is made among ZIPCAR VEHICLE FINANCING LLC, a Delaware limited liability company (“ZVF”), ZIPCAR, INC., a Delaware corporation (“Zipcar” or the “Administrator”) and Goldman, Sachs & Co., and its permitted successors and assigns, as a Class B Noteholder (a “Class B Noteholder”).

BACKGROUND

1. Contemporaneously with the execution and delivery of this Agreement, ZVF, as issuer, and Deutsche Bank Trust Company Americas, a New York banking corporation, as trustee (together with its successors in trust thereunder as provided in the Base Indenture referred to below, the “Trustee”) and as Securities Intermediary, entered into the Series 2010-1 Supplement, of even date therewith (as the same may be further amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof, the “Series 2010-1 Supplement”), to the Base Indenture, dated as of May 24, 2010 (as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof, the “Base Indenture” and, together with the Series 2010-1 Supplement, the “Indenture”), between ZVF and the Trustee, pursuant to which ZVF issued one or more Series 2010-1 Variable Funding Car Sharing Asset Backed Notes, Class A (the “Class A Notes”) and one or more Series 2010-1 Variable Funding Car Sharing Asset Backed Notes, Class B (the “Class B Notes”).

2. ZVF wishes to issue the Class B Notes in favor of the Class B Noteholders and obtain the agreement of the Class B Noteholders to make loans from time to time (each, an “Advance”) for the purchase of Class B Principal Amounts, all of which Advances (including the Initial Advance) will constitute Increases, and all of which Advances (including the Initial Advance) will be evidenced by the Class B Notes purchased in connection herewith and will constitute purchases of Class B Principal Amounts corresponding to the amount of such Advances. Subject to the terms and conditions of this Agreement, each Class B Noteholder is willing to commit to make Advances from time to time, to fund purchases of Class B Principal Amounts in an aggregate outstanding amount up to the Class B Noteholder Commitment Amount for each such Class B Noteholder until the commencement of the Series 2010-1 Rapid Amortization Period. Zipcar has joined in this Agreement to confirm certain representations, warranties and covenants made by it as Administrator for the benefit of the Class B Noteholders.

ARTICLE I

DEFINITIONS

SECTION 1.01 Definitions. As used in this Agreement and unless the context requires a different meaning, capitalized terms used but not defined herein (including the preamble and the recitals hereto) shall have the meanings assigned to such terms in Article 1 of the Series 2010-1 Supplement or, if not defined therein, the meanings assigned to such terms in the Definitions List attached to the Base Indenture as Schedule I, as applicable. For the avoidance of doubt, to the extent any capitalized term defined herein also has a meaning assigned to such term in the Definitions List attached to the Base Indenture, the meaning given to such term herein shall apply. In addition, the following terms shall have the following meanings and the definitions of such terms are applicable to the singular as well as the plural form of such terms and to the masculine as well as the feminine and neuter genders of such terms:

“Acquiring Note Purchaser” has the meaning set forth in Section 9.17(a).

“Advance” has the meaning set forth in paragraph 2 of the recitals hereto.

“Advance Request” has the meaning set forth in Section 7.03(c).

“Assignment and Assumption Agreement” means an Assignment and Assumption Agreement substantially in the form of Exhibit B.

“Borrowing” has the meaning set forth in Section 2.02(b).

“Change in Law” means (a) any law, rule or regulation or any change therein or in the interpretation or application thereof (whether or not having the force of law), in each case, adopted, issued or occurring after the Series 2010-1 Closing Date or (b) any request, guideline or directive (whether or not having the force of law) from any government or political subdivision or agency, authority, bureau, central bank, commission, department or instrumentality thereof, or any court, tribunal, grand jury or arbitrator, or any accounting board or authority (whether or not part of government) which is responsible for the establishment or interpretation of national or international accounting principles, in each case, whether foreign or domestic (each an “Official Body”) charged with the administration, interpretation or application thereof, or the compliance with any request or directive of any Official Body (whether or not having the force of law) made, issued or occurring after the Series 2010-1 Closing Date.

“Class B Commitment Termination Date” means (i) May 24, 2011; (ii) if ZVF has exercised the Class B First Extension, November 24, 2011; (iii) if ZVF has exercised the Class B First Extension and the Class B Second Extension, May 24, 2012; or (iv) such earlier date as the parties hereto may agree in writing to terminate this Agreement.

“Class B First Extension” means, ZVF has notified the Class B Noteholders, upon irrevocable written notice delivered to each Class B Noteholder and the Trustee on any Business Day on or prior to April 24, 2011, that it is exercising its right to extend the Class B Commitment Termination Date to November 24, 2011.

“Class B First Extension Period” means, if ZVF has exercised the Class B First Extension, the period beginning on and including May 24, 2011 and ending on and including November 24, 2011.

“Class B Fee Letter” means that certain fee letter, dated as of the date hereof, by and among each Class B Noteholder and ZVF setting forth the definition of Class B Note Rate.

“Class B Note Rate” has the meaning set forth in the Class B Fee Letter.

“Class B Noteholder Commitment Amount” means, with respect to each Class B Noteholder, the aggregate amount set forth opposite the name of such Class B Noteholder on Schedule I hereto, as such amount may be modified from time to time by written agreement among such Class B Noteholder, the Administrator and ZVF in accordance with the terms hereof; provided that, as of any date of determination after the occurrence and during the continuance of an Amortization Event with respect to the Series 2010-1 Notes, the Class B Noteholder Commitment Amount with respect to each Class B Noteholder shall equal the Class B Noteholder Principal Amount for such Class B Noteholder as of such date of determination (after giving effect to all principal payments made to such Class B Noteholder pursuant to the Series 2010-1 Supplement on such date); provided, further that for the avoidance of doubt, following an optional redemption of the Class B Notes pursuant to Section 6.1(b) of the Series 2010-1 Supplement, the Class B Noteholder Commitment Amount shall be permanently reduced to zero.

“Class B Noteholder Increase Amount” means, with respect to any Class B Noteholder on any Increase Date, such Class B Noteholder’s Commitment Percentage of the Increase attributable to the Class B Notes on such Business Day.

“Class B Noteholder Principal Amount” means, with respect to any Class B Noteholder, (i) when used with respect to the Series 2010-1 Closing Date, such Class B Noteholder’s Commitment Percentage of the Class B Initial Principal Amount and (ii) when used with respect to any other date, an amount equal to (w) the Class B Noteholder Principal Amount with respect to such Class B Noteholder on the immediately preceding Business Day plus (x) any Class B Noteholder Increase Amount with respect to such Class B Noteholder on such date minus (y) the amount of principal payments made to such Class B Noteholder pursuant to the Series 2010-1 Supplement on such date plus (z) the amount of principal payments recovered from such Class B Noteholder by a trustee as a preference payment in a bankruptcy proceeding of the Issuer or otherwise rescinded or returned for any reason on such date.

“Class B Second Extension” means, ZVF has notified the Class B Noteholders, upon irrevocable written notice delivered to each Class B Noteholder and the Trustee on any Business Day on or prior to October 24, 2011, that it is exercising its right to extend the Class B Commitment Termination Date to May 24, 2012.

“Class B Second Extension Period” means, if ZVF has exercised the Class B Second Extension, the period beginning on and including November 24, 2011 and ending on and including May 24, 2012.

“Commitment” means, with respect to each Class B Noteholder, the obligation of such Class B Noteholder to fund Advances pursuant to Section 2.02(a) in an aggregate stated amount up to the Class B Noteholder Commitment Amount for such Class B Noteholder.

“Commitment Percentage” means, on any date of determination with respect to any Class B Noteholder, the ratio, expressed as a percentage, which such Class B Noteholder’s Class B Noteholder Commitment Amount bears to the Class B Maximum Principal Amount on such date.

“Confidential Information” for purposes of this Agreement, has the meaning set forth in Section 9.11.

“Financial Statements” has the meaning set forth in Section 6.02(b).

“Fleet Report” has the meaning set forth in Section 2.3 of the Collateral Agency Agreement.

“Governmental Authority” means the United States of America, any state, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory, or administrative functions thereof pertaining thereto.

“Increase Date” shall mean the Business Day on which an Increase in the Class B Principal Amount occurs.

“Initial Advance” means the Advances made under this Agreement as part of the initial Borrowings.

“Margin Stock” means “margin stock” as defined in Regulation U of the Board of Governors of the Federal Reserve System, as amended from time to time.

“Related Documents” shall mean the documents set forth in the definition of “Related Documents” in the Base Indenture other than any such Related Documents relating solely to any Segregated Series of Notes.

“Securities Act”: The U.S. Securities Act of 1933, as amended.

“Series 2010-1 Related Documents” means the Related Documents relating to the Series 2010-1 Notes; provided that, for the avoidance of doubt, (i) any Related Document that relates solely to a Series of Notes other than the Series 2010-1 Notes shall not be a Series 2010-1 Related Document, (ii) any Related Document that relates to the Series 2010-1 Notes and other Series of Notes shall be a Series 2010-1 Related Document and (iii) any Related Document that relates solely to any Segregated Series of Notes shall not be a Series 2010-1 Related Document.

“Series 2010-1 Supplement” means that certain Series Supplement to the Base Indenture, dated as of the date hereof (as amended, modified, restated or supplemented from time to time in accordance with the terms thereof), by and between ZVF and the Trustee, relating to, among other things, the issuance by ZVF of its Series 2010-1 Notes.

“Taxes” has the meaning set forth in Section 3.08.

“Term” has the meaning set forth in Section 2.05.

ARTICLE II

PURCHASE AND SALE OF CLASS B NOTES

SECTION 2.01 The Initial Note Purchase. On the terms and conditions set forth in the Indenture and this Agreement, and in reliance on the covenants, representations and agreements set forth herein and therein, ZVF will cause the Trustee to issue the Class B Notes on the Series 2010-1 Closing Date. Such Class B Notes will be dated the Series 2010-1 Closing Date, registered in the name of each respective Class B Noteholder or its nominee, or in such other name as any such Class B Noteholder may request, and will be duly authenticated in accordance with the provisions of the Indenture.

SECTION 2.02 Advances. (a) Subject to the terms and conditions of this Agreement and the Series 2010-1 Supplement, the Class B Noteholders, shall, to the extent the Class B Commitment Termination Date has not occurred, upon ZVF’s request, delivered in accordance with the provisions of Section 2.03, and the satisfaction of all conditions precedent thereto, make Advances from time to time during the Series 2010-1 Revolving Period; provided, that such Advances shall be made ratably by each Class B Noteholder based on the respective Commitment Percentage of each such Class B Noteholder; provided, further that no Advance shall be required or permitted to be made on any date if, after giving effect to such Advance, (i) the Class B Noteholder Principal Amount for any Class B Noteholder would exceed the Class B Noteholder Commitment Amount with respect to such Class B Noteholder, (ii) a Series 2010-1 Enhancement Deficiency or an Aggregate Asset Amount Deficiency exists or would exist as a result of such Advance, (iii) an Amortization Event, Potential Amortization Event, Liquidation Event of Default or Limited Liquidation Event of Default, in each case, with respect to the Series 2010-1 Notes exists or would exist as a result of such Advance or (iv) the Class B Principal Amount (after giving effect to any contemporaneous advance pursuant to the Class A Note Purchase Agreement) does not equal the product of (a) the Class A Principal Amount and (b) 40%.

(b) The proceeds of all Advances on any date shall be allocated according to the provisions of Article III of the Series 2010-1 Supplement. Each of the Advances to be made on any date shall be made singly as part of a single borrowing (each such single borrowing being a “Borrowing”). Subject to the terms of this Agreement and the Series 2010-1 Supplement, the aggregate principal amount of the Advances represented by the Class B Notes may be increased or decreased from time to time.

SECTION 2.03 Borrowing Procedures. Whenever ZVF wishes the Class B Noteholders to make an Advance, ZVF shall (or shall cause the Administrator to) notify each Class B Noteholder and the Trustee upon irrevocable written notice delivered to the Class B Noteholders no later than 11:30 a.m. New York City time two Business Days prior to the proposed Borrowing (which Borrowing date shall be an Increase Date); provided that no more than three Borrowings shall occur during any calendar week. Each such notice shall be irrevocable and shall in each case refer to this Agreement and specify the aggregate amount of the requested Borrowing to be made on such date. ZVF shall (or shall cause the Administrator to) ratably allocate the proposed Borrowing among the Class B Noteholders’ respective Class B Noteholder Principal Amounts. On the date of each Borrowing and subject to the other conditions set forth herein and in the Series 2010-1 Supplement, the Class B Noteholders shall make available to ZVF the amount of such Advance by wire transfer in U.S. dollars of such amount in same day funds to the Series 2010-1 Pre-Funding Account no later than 1:00 p.m. (New York time) on the date of such Borrowing.

SECTION 2.04 The Class B Notes. On each date an Advance is funded under the Class B Notes pursuant to this Agreement and the Series 2010-1 Supplement, and on each date the amount of outstanding Advances thereunder is reduced, a duly authorized officer, employee or agent of the Class B Noteholders shall make appropriate notations in its books and records of the amount of such Advance and the amount of such reduction, as applicable. ZVF hereby authorizes each duly authorized officer, employee and agent of each Class B Noteholder to make such notations on the books and records as aforesaid and every such notation made in accordance with the foregoing authority shall be prima facie evidence of the accuracy of the information so recorded and shall be binding on ZVF absent manifest error; provided, however, that in the event of a discrepancy between the books and records of any Class B Noteholder and the records maintained by the Trustee pursuant to the Indenture, such discrepancy shall be resolved by such Class B Noteholder and the Trustee.

SECTION 2.05 Commitment Terms. The “Term” of the Commitment hereunder shall be for a period commencing on the Series 2010-1 Closing Date and ending on the Class B Commitment Termination Date.

SECTION 2.06 Reserved.

SECTION 2.07 Reduction in Class B Noteholder Commitment Amount. At any time after payment in full by ZVF of the Class A Notes, ZVF may, upon three Business Days’ notice to each Class B Noteholder and the Trustee, effect a permanent reduction in the Class B Maximum Principal Amount and a corresponding pro rata reduction in the Class B Noteholder Commitment Amount with respect to each Class B Noteholder; provided that (x) any such reduction (i) will be limited to the undrawn portion of the Class B Noteholder Commitment Amounts, although any such reduction may be combined with a Voluntary Decrease effected pursuant to and in accordance with

Section 2.2(c) of the Series 2010-1 Supplement, and (ii) must be in a minimum amount of $5,000,000 in the aggregate for all Class B Noteholders and (y) (i) after giving effect to such reduction, the Class B Maximum Principal Amount equals or exceeds $5,000,000, unless reduced to zero and (ii) after giving effect to such reduction and any principal payments made with respect to the Class B Notes on such day, the Class B Principal Amount shall not exceed the Class B Maximum Principal Amount and the Class B Noteholder Principal Amount with respect to any Class B Noteholder shall not exceed the Class B Noteholder Commitment Amount with respect to such Class B Noteholder. Any reduction made pursuant to this Section 2.07 shall be made ratably among the Class B Noteholders on the basis of their respective Class B Noteholder Commitment Amounts.

ARTICLE III

INTEREST AND FEES

SECTION 3.01 Interest. (a) Each Advance funded or maintained by the Class B Noteholders during the related Class B Interest Period shall bear interest at the Class B Note Rate.

(b) Interest (including all amounts described in Section 3.01(a) above) shall be due and payable on each Payment Date in accordance with the provisions of the Series 2010-1 Supplement.

(c) All computations of interest shall be made on the basis of a 365 (or 366, as applicable) day year and actual number of days elapsed.

SECTION 3.02 Reserved.

SECTION 3.03 Reserved

SECTION 3.04 Reserved.

SECTION 3.05 Increased or Reduced Costs, etc. ZVF agrees to reimburse any Class B Noteholder for any increase in the cost of, or any reduction in the amount of any sum receivable by such Class B Noteholder that arise in connection with any Changes in Law, except for such Changes in Law with respect to increased capital costs and taxes which are governed by Sections 3.07 and 3.08, respectively. Each such demand shall be provided to ZVF in writing and shall state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate such Class B Noteholder for such increased cost or reduced amount or return. Such additional amounts shall be payable by ZVF directly to the applicable Class B Noteholder within five (5) Business Days of ZVF’s receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on ZVF.

SECTION 3.06 Reserved.

SECTION 3.07 Increased Capital Costs. If any Change in Law affects or would affect the amount of capital required or reasonably expected to be maintained by a Class B Noteholder or any Person controlling such Class B Noteholder and such Class B Noteholder reasonably determines (in its sole and absolute discretion) that the rate of return on its or such controlling Person’s capital as a consequence of its commitment or the Advances made by such Class B Noteholder is reduced to a level below that which such Class B Noteholder or such controlling Person would have achieved but for the occurrence of any such circumstance, then, in any such case after notice from time to time by such Class B Noteholder to ZVF, ZVF shall pay to such Class B Noteholder an incremental commitment fee sufficient to compensate such Class B Noteholder or such controlling Person for such reduction in rate of return. A statement of such Class B Noteholder as to any such additional amount or amounts (including calculations thereof in reasonable detail), in the absence of manifest error, shall be conclusive and binding on ZVF; and provided, further, that the initial payment of such increased commitment fee shall include a payment for accrued amounts due under this Section 3.07 prior to such initial payment. In determining such additional amount, such Class B Noteholder may use any method of averaging and attribution that it (in its reasonable discretion) shall deem applicable so long as it applies such method to other similar transactions.

SECTION 3.08 Taxes. All payments by ZVF of principal of, and interest on, the Advances and all other amounts payable hereunder (including fees) to or on behalf of any Class B Noteholder that is a “United States person” as defined in Section 7701(a)(30) of the Code shall be made free and clear of and without deduction for any present or future income, excise, documentary, property, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding net income, franchise or similar taxes (including branch profits taxes or alternative minimum tax) imposed or levied on any Class B Noteholder as a result of a connection between such Class B Noteholder and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such Class B Noteholder having executed, delivered or performed its obligations or received a payment under, or enforced by, this Agreement) (such non-excluded items being called “Taxes”).

Moreover, if any Taxes are directly asserted against a Class B Noteholder that is a “United States person” as defined in Section 7701(a)(30) of the Code with respect to any payment received by the Class B Noteholder or its agent from ZVF, such Class B Noteholder or its agent may pay such Taxes and ZVF will promptly upon receipt of written notice stating the amount of such Taxes pay such additional amounts (including any penalties, interest or expenses) as is necessary in order that the net amount received by such person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such person would have received had not such Taxes been asserted.

If ZVF fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to such Class B Noteholder or its agent the required receipts or other required documentary evidence, ZVF shall indemnify such Class B Noteholder and its agent for any incremental Taxes, interest or penalties that may become payable by such Class B Noteholder or its agent as a result of any such failure. For purposes of this Section 3.08, a distribution hereunder by the agent for such Class B Noteholder shall be deemed a payment by ZVF.

Upon the request of ZVF, each Class B Noteholder shall execute and deliver to ZVF, prior to the initial due date of any payments hereunder and to the extent permissible under then current law, and on or about the first scheduled payment date in each calendar year thereafter United States Internal Revenue Service Form W-9, or successor applicable forms, or such other forms or documents (or successor forms or documents), appropriately completed, as may be applicable to establish the extent, if any, to which a payment to such Class B Noteholder is exempt from withholding or deduction of Taxes. Each Class B Noteholder shall (and shall cause other persons acting on its behalf to) take any action (including entering into any agreement with the Internal Revenue Service) and comply with any information gathering and reporting requirements, in each case, that are required to obtain the maximum available exemption from any U.S. federal withholding taxes that is available to payments received by or on behalf of such Class B Noteholder. ZVF shall not, however, be required to pay any increased amount or provide an indemnity under this Section 3.08 to a Class B Noteholder if such holder fails to comply with the requirements set forth in this paragraph.

If any Class B Noteholder determines, in its sole discretion, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.08, it shall pay over such refund to ZVF (but only to the extent of indemnity payments made, or additional amounts paid under this Section 3.08 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses of such Class B Noteholder and without interest (other than any interest paid by the relevant governmental authority with respect to such refund), provided that ZVF, upon the request of such Class B Noteholder, agrees to repay the amount paid over to ZVF (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Class B Noteholder in the event such Class B Noteholder is required to repay such refund to such Governmental Authority. This Section 3.08 shall not be construed to require such Class B Noteholder to make available its tax returns (or any other information relating to its taxes which it deems confidential) to ZVF or any other Person.

SECTION 3.09 Indenture Carrying Charges; Survival. Any amounts payable by ZVF under Sections 3.05, 3.07 or 3.08 shall constitute Carrying Charges within the meaning of the Base Indenture and Indenture Carrying Charges within the meaning of the Series 2010-1 Supplement. The agreements in Sections 3.05, 3.07 and 3.08 shall survive the termination of this Agreement, the Series 2010-1 Supplement and the Base Indenture and the payment of all amounts payable hereunder and thereunder.

ARTICLE IV

OTHER PAYMENT TERMS

SECTION 4.01 Time and Method of Payment. All amounts payable to any Class B Noteholder hereunder or with respect to the Class B Notes shall be made to the applicable Class B Noteholder or upon the order of the applicable Class B Noteholder by wire transfer of immediately available funds in Dollars not later than 1:00 p.m., New York City time, on the date due. Any funds received after that time will be deemed to have been received on the next Business Day.

ARTICLE V

RESERVED

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

SECTION 6.01 ZVF. ZVF represents and warrants to each Class B Noteholder that each of its representations and warranties in the Base Indenture and the other Series 2010-1 Related Documents is true and correct on the date hereof and further represents and warrants to such parties that:

(a) no Amortization Event with respect to any Series of Notes, Liquidation Event of Default or Limited Liquidation Event of Default with respect to any Series of Notes or event which, with the giving of notice or the passage of time or both would constitute any of the foregoing, has occurred and is continuing;

(b) assuming each Class B Noteholder is not purchasing with a view toward further distribution and there has been no general solicitation or general advertising within the meaning of the Securities Act, and further assuming that the representations and warranties of each Class B Noteholder set forth in Section 6.03 of this Agreement are true and correct, the offer and sale of the Class B Notes in the manner contemplated by this Agreement is a transaction exempt from the registration requirements of the Securities Act, and the Base Indenture is not required to be qualified under the Trust Indenture Act;

(c) ZVF has furnished to each Class B Noteholder true, accurate and complete copies of all other Related Documents (excluding Series Supplements and other Related Documents relating solely to a Series of Indenture Notes other than the Series 2010-1 Notes) to which it is a party as of the Series 2010-1 Closing Date, all of which Related Documents are in full force and effect as of the Series 2010-1 Closing Date and no terms of any such agreements or documents have been amended, modified or otherwise waived as of such date, other than such amendments, modifications or waivers about which ZVF has informed each Class B Noteholder; and

(d) as of the Series 2010-1 Closing Date, no written information furnished by ZVF or any of its Affiliates, agents or representatives to any Class B Noteholder for purposes of or in connection with this Agreement, including, without limitation, any information relating to the Collateral, is inaccurate in any material respect, or contains any material misstatement of fact, or omits to state a material fact necessary to make the statements contained therein not misleading, in each case as of the date such information was stated or certified.

SECTION 6.02 Zipcar. Zipcar represents and warrants to each Class B Noteholder that:

(a) each representation and warranty made by it in each Related Document (other than any Related Document relating solely to a Series of Indenture Notes other than the Series 2010-1 Notes) to which it is a party (including any representations and warranties made by it as Administrator, Servicer or Lessee) is true and correct in all material respects as of the date originally made, as of the date hereof and as of the Series 2010-1 Closing Date (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date); and

(b) (i) the audited consolidated balance sheet of Zipcar and its Consolidated Subsidiaries as of December 31, 2009 and the related statements of income, stockholders equity and cash flows for the year ending on such date and (ii) the unaudited condensed consolidated balance sheet of Zipcar and its Consolidated Subsidiaries as of March 31, 2010 and the related statements of income, stockholders equity and cash flows for the three months ending on such date (including in each case the schedules and notes thereto) (the “Financial Statements”), have been prepared in accordance with GAAP and present fairly the financial position of Zipcar, Inc. and its Consolidated Subsidiaries as of the date thereof and the results of their operations and their cash flows for the periods covered thereby.

SECTION 6.03 Representations of the Class B Noteholder. Each Class B Noteholder represents and warrants to ZVF and the Administrator, as of the date hereof (or, with respect to a successor or assign of a Class B Noteholder, the date on which it shall become a party hereto), that:

(a) it has had an opportunity to discuss ZVF’s and the Lessee’s business, management and financial affairs, and the terms and conditions of the proposed purchase, with ZVF and the Lessee and their respective representatives;

(b) it is an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act and has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of investing in, and is able and prepared to bear the economic risk of investing in, the Class B Notes;

(c) it is purchasing the Class B Notes for its own account, or for the account of one or more “accredited investors” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act that meet the criteria described in subsection (b) and for which it is acting with complete investment discretion, for investment purposes only and not with a view to distribution, subject, nevertheless, to the understanding that the disposition of its property shall at all times be and remain within its control;

(d) it understands that the Class B Notes have not been and will not be registered or qualified under the Securities Act or any applicable state securities laws or the securities laws of any other jurisdiction and is being offered only in a transaction not involving any public offering within the meaning of the Securities Act and may not be resold or otherwise transferred unless so registered or qualified or unless an exemption from registration or qualification is available, that ZVF is not required to register the Class B Notes, and that any transfer must comply with provisions of Section 2.8 of the Base Indenture;

(e) it understands that the Class B Notes will bear the legend set out in the form of Class B Notes attached as Exhibit A to the Series 2010-1 Supplement and be subject to the restrictions on transfer described in such legend;

(f) it will comply with all applicable federal and state securities laws in connection with any subsequent resale of the Class B Notes;

(g) it understands that, subject to Section 9.17, the Class B Notes may be offered, resold, pledged or otherwise transferred only (A) to ZVF, (B) in a transaction meeting the requirements of Rule 144A under the Securities Act, or (C) in a transaction complying with or exempt from the registration requirements of the Securities Act and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction;

(h) if it desires to offer, sell or otherwise transfer, pledge or hypothecate the Class B Notes as described in clause (B) or (C) of Section 6.03(g) the transferee of the Class B Notes will be required to deliver a certificate, as described in Section 5.3 Series 2010-1 Supplement. Upon original issuance thereof, and until such time as the same may no longer be required under the applicable requirements of the Securities Act, the certificate evidencing the Class B Notes (and all securities issued in exchange therefor or substitution thereof) shall bear a legend substantially in the form set forth in the Class B Notes included as an exhibit to the Series 2010-1 Supplement. The Class B Noteholder understands that the registrar and transfer agent for the Class B Notes will not be required to accept for registration of transfer the Class B Notes acquired by it, except upon presentation of an executed letter in the form required by the Series 2010-1 Supplement; and

(i) it will obtain from any purchaser of the Class B Notes substantially the same representations and warranties contained in the foregoing paragraphs.

ARTICLE VII

CONDITIONS

SECTION 7.01 Conditions to Issuance. No Class B Noteholder has any obligation to purchase the Class B Notes hereunder on the Series 2010-1 Closing Date unless:

(a) the Base Indenture, the Series 2010-1 Supplement and each other Series 2010-1 Related Document shall be in full force and effect as of such Series 2010-1 Closing Date;

(b) as of the Series 2010-1 Closing Date, each Class B Noteholder shall have received copies of (i) the Certificate of Incorporation and By-Laws of Zipcar and the certificate of formation and limited liability company agreement of ZVF, as amended through the Series 2010-1 Closing Date, certified by the Secretary of State of the state of organization, as the case may be, (ii) board of directors resolutions of ZVF and Zipcar with respect to the transactions contemplated by the Series 2010-1 Supplement and this Agreement, (iii) an incumbency certificate of ZVF and Zipcar, each certified by the secretary or equivalent officer of the related entity in form and substance reasonably satisfactory to such Class B Noteholder, (iv) with respect to Zipcar, certificates of good standing from the Secretary of State of the States of Delaware and Massachusetts and (v) with respect to ZVF, a certificate of good standing from the Secretary of State of the State of Delaware;

(c) as of the Series 2010-1 Closing Date, each Class B Noteholder shall have received opinions of counsel (i) from Latham & Watkins LLP, or other counsel acceptable to such Class B Noteholders, with respect to such matters as such Class B Noteholder shall reasonably request (including, without limitation, regarding non-consolidation, true lease and UCC security interest matters, tax, vehicle security interest matters for the states of New York and California, general corporate matters, enforceability, required consents and no-conflicts), (ii) counsel to ZVF which may be Richards, Layton & Finger LLP or other counsel acceptable to the Class B Noteholders with respect to certain corporate and bankruptcy matters under Delaware law, (iii) from counsel to the Trustee acceptable to each Class B Noteholder with respect to such matters as such Class B Noteholder shall reasonably request, (iv) from counsel to each Series 2010-1 Letter of Credit Provider, if any, with respect to such matters as any Class B Noteholder shall reasonably request, (v) from Massachusetts counsel to ZVF, which may be Wilmer Cutler Pickering Hale & Dorr LLP or other counsel acceptable to each Class B Noteholder with respect to vehicle security interest matters for the state of Massachusetts, (vi) from in-house counsel for Zipcar with respect to absence of litigation and no conflicts with material agreements and (vii) from counsel to the Back-Up Administrator with respect to certain corporate matters;

(d) as of the Series 2010-1 Closing Date, each Class B Noteholder shall have received copies of the documents specified in Section 2.2(b) of the Base Indenture relating to the issuance of the Class B Notes;

(e) as of the Series 2010-1 Closing Date, all conditions to the issuance of the Class B Notes under the Series 2010-1 Supplement and under Section 2.2 of the Base Indenture shall have been satisfied or waived;

(f) as of the Series 2010-1 Closing Date, each Class B Noteholder shall have received a written search report listing all effective financing statements that name ZVF or Zipcar as debtor or assignor and that are filed in the State of Delaware and in any other jurisdiction that each Class B Noteholder determines is necessary or appropriate, together with copies of such financing statements, and tax and judgment lien searches showing no such liens that are not permitted by the Base Indenture, the Series 2010-1 Supplement, this Agreement or the other Related Documents;

(g) the Collection Account and each of the Series 2010-1 Designated Accounts shall have been established in accordance with the Base Indenture and the Series 2010-1 Supplement;

(h) as of the Series 2010-1 Closing Date, each Class B Noteholder have received evidence reasonably satisfactory to it that the Class A Note Purchase Agreement has been executed;

(i) each Class B Noteholder shall have received an officer’s certificate from each of ZVF and Zipcar, Inc. stating that all representations and warranties made by it in each of the Related Documents are true and correct;

(j) each Class B Noteholder shall have received an officer’s certificate from the Back-Up Disposition Agent regarding certain corporate matters; and

(k) each Class B Noteholder shall have received all other closing deliverables as it shall reasonably request.

SECTION 7.02 Conditions to Initial Borrowing. The obligation of each Class B Noteholder to fund the initial Borrowing hereunder shall be subject to the satisfaction of the conditions precedent that (i) each Class B Noteholder shall have received an original duly executed and authenticated Class B Note registered in its name or in such other name as shall have been directed by it and stating that the principal amount thereof shall not exceed the Class B Noteholder Commitment Amount of such Class B Noteholder (ii) ZVF shall have paid all fees required to be paid by it on the Series 2010-1 Closing Date, including all fees required hereunder and (iii) each Class B Noteholder shall have received evidence satisfactory to them of the completion of all UCC filings as may be necessary to perfect or evidence the assignment by ZVF to the Trustee or the Collateral Agent on behalf of the Trustee of its interests in the Collateral, the proceeds thereof and the other security interests granted pursuant to the Base Indenture, the Collateral Agency Agreement and the ZVF Lease.

SECTION 7.03 Conditions to Each Borrowing. The obligation of the Class B Noteholders to fund any Borrowing on any day (including the initial Borrowing) shall be subject to the following conditions that on the date of the Borrowing, both before and after giving effect thereto and to the application of any proceeds therefrom, the following statements shall be true:

(a) (i) the representations and warranties of ZVF set out in this Agreement (with the exception of Sections 6.01(a) (to the extent such representations and warranties relate to any Series of Indenture Notes other than the Series 2010-1 Notes), 6.01(b) and 6.01(d), which shall have been true and accurate in all respects on the Series 2010-1 Closing Date), (ii) the representations and warranties of Zipcar set out in this Agreement (with the exception of Section 6.02(a), which shall have been true and accurate on the dates specified therein), and (iii) the representations and warranties of ZVF, the Servicer, the Lessee and the Administrator set out in the Related Documents (other than this Agreement and the Series Supplements and Related Documents relating solely to a Series of Indenture Notes other than the Series 2010-1 Notes) to which each is a party, in each such case, shall be true and accurate as of the date of the Borrowing with the same effect as though made on that date (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date);

(b) the Series 2010-1 Rapid Amortization Period has not commenced;

(c) the Class B Commitment Termination Date has not occurred;

(d) each Class B Noteholder shall have received (i) an executed advance request in the form of Exhibit A hereto (each such request, an “Advance Request”) certifying as to the current Aggregate Asset Amount and the Series 2010-1 Enhancement Amount and (ii) in the case of any Borrowing occurring on or after the date the Monthly Noteholder Statement relating to the May 2010 Payment Date is required to be delivered, the Monthly Noteholders’ Statement for the Series 2010-1 Notes for the Related Month immediately preceding the date of such Borrowing;

(e) all conditions to making the related Advances in connection with such Borrowing specified in Section 2.02(a) of this Agreement shall have been satisfied;

(f) each Series 2010-1 Related Document shall be in full force and effect; and

(g) after giving effect to such Borrowing and the funding of any Increase with respect to the Class A Principal Amount on such day, the Class B Principal Amount shall be equal to the product of (a) the Class A Principal Amount and (b) 40%.

The giving of any notice by ZVF pursuant to Section 2.03(a) shall be deemed to constitute a representation and warranty by ZVF and the Administrator that all conditions precedent to such Borrowing shall be satisfied as of the date of such Borrowing.

ARTICLE VIII

COVENANTS

SECTION 8.01 Covenants. ZVF and Zipcar each severally covenants and agrees that, until the Class B Notes have been paid in full and the Term has expired, it will:

(a) duly and timely perform all of its covenants (both affirmative and negative) and obligations under each Related Document to which it is a party;

(b) (i) at the same time any report, notice, certificate, opinion (other than any bankruptcy timing memorandum) or other document (other than any such reports, notices, certificates, opinions or other documents relating solely to any Segregated Series of Notes) is provided, or caused to be provided, to the Trustee, by ZVF or the Administrator under the Base Indenture (including, without limitation, under Sections 8.8, 8.9, 8.10, 8.11 and/or 8.12 thereof), or under the Series 2010-1 Supplement or this Agreement, provide each Class B Noteholder with a copy of such report, notice, certificate, opinion (other than any bankruptcy timing memorandum) or other document; provided, however, that neither the Administrator nor ZVF shall have any obligation under this Section 8.01(b) to deliver to each Class B Noteholder copies of any Monthly Noteholders’ Statements which relate solely to a Series of Indenture Notes other than the Series 2010-1 Notes and (ii) provide each Class B Noteholder such other information (including financial information), documents, records or reports respecting the Collateral, ZVF or the Administrator as each Class B Noteholder may from time to time reasonably request;

(c) at any time and from time to time, following reasonable prior notice from any Class B Noteholder, and during regular business hours, permit the Class B Noteholders, or their agents or representatives (including any independent public accounting firm or other third party auditors) or permitted assigns, access to the offices of the Administrator, Zipcar and ZVF, as applicable, (i) to examine and make copies of and abstracts from all documentation relating to the Series 2010-1 Collateral on the same terms as are provided to the Trustee under Section 8.6 of the Base Indenture, and (ii) to visit the offices and properties of, the Administrator, Zipcar and ZVF for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to the Series 2010-1 Collateral, or the administration and performance of the Base Indenture, the Series 2010-1 Supplement and the other Series 2010-1 Related Documents with any of the officers or employees of, the Administrator, Zipcar and ZVF, as applicable, having knowledge of such matters; provided that (i) prior to the occurrence of an Amortization Event or Potential Amortization Event with respect to the Series 2010-1 Notes, one such visit per calendar year coordinated by the Class B Noteholders and in which each Class B Noteholder (and any prospective Transferee that agrees to be bound by the provisions of Section 9.11 of this Agreement) may participate shall be at ZVF’s sole cost and expense and (ii) after the occurrence and during the continuance of an Amortization Event or Potential

Amortization Event with respect to the Series 2010-1 Notes, one such visit per calendar month shall be at ZVF’s sole cost and expense. Each party making a request pursuant to this Section 8.01(c) shall simultaneously send a copy of such request to each other Class B Noteholder, so as to allow such other parties to participate in the requested visit.

(d) not permit any part of the proceeds of any Advance to be (x) used to purchase or carry any Margin Stock or (y) loaned to others for the purpose of purchasing or carrying any Margin Stock;

(e) not permit any amounts owed with respect to the Class B Notes to be secured, directly or indirectly, by any Margin Stock;

(f) promptly provide such additional financial and other information with respect to the Related Documents (other than Series Supplements and Related Documents relating solely to a Series of Notes other than the Series 2010-1 Notes), ZVF or Zipcar as any Class B Noteholder may from time to time reasonably request;

(g) if the Class A Notes have been paid in full, on and after the Class B Expected Final Payment Date, use all amounts allocated to and available for distribution from each excess collection account in respect of each Series of Notes to decrease, pro rata, the Class B Principal Amount and the principal amount of any other Series of Notes that is then required to be paid;

(h) deliver to each Class B Noteholder within 120 days after the end of each fiscal year of ZVF, the financial statements prepared pursuant to Section 8.24(d) of the Base Indenture;

(i) in the case of the Administrator, for so long as a Liquidation Event of Default or Limited Liquidation Event of Default for any Series of Notes is continuing, furnish or cause the Servicer to furnish to the Back-Up Disposition Agent and each Class B Noteholder, the Fleet Report, prepared in accordance with Section 2.3(d) of the Collateral Agency Agreement (which may be on a diskette or other electronic medium);

(j) agree to take any and all acts and to execute any and all further instruments necessary or reasonably requested by any Class B Noteholder to more fully effect the purposes of this Agreement;

(k) not remove any Independent Director of ZVF (as defined in the ZVF LLC Agreement), without (i) delivering an Officer’s Certificate to each Class B Noteholder certifying that the replacement Independent Director of the applicable entity satisfies the definition of “Independent Director” in the ZVF LLC Agreement no later than 10 Business Days prior to the proposed effective date of such removal; provided that, in the case that an Independent Director is required to be replaced for reasons outside the control of ZVF, including, without limitation, by reason of the death or disability of such Independent Director, such Officer’s Certificate shall be delivered as soon as reasonably practicable;

(l) at any time and from time to time, following reasonable prior notice from the Class B Noteholders holding more than 50% of the Class B Principal Amount, cooperate with the Class B Noteholders or their agents or representatives (including any independent public accounting firm or other third party auditors) or permitted assigns in conducting a review of any 10 Business Days selected by the Class B Noteholders holding more than 50% of the Class B Principal Amount (or their representatives or agents), confirming (i) the information contained in the Daily Collection Report for each such day and (ii) that the Collections described in each such Daily Collection Report for each such day were applied correctly in accordance with Article III of the Series 2010-1 Supplement (a “Cash Audit”); provided that such Cash Audits shall be at ZVF’s sole cost and expense (i) for no more than one such Cash Audit per annum prior to the occurrence of an Amortization Event or Potential Amortization Event, in each case, with respect to the Series 2010-1 Notes, and (ii) for two such Cash Audits (in the aggregate including any Cash Audit conducted at ZVF’s cost and expense pursuant to the immediately preceding clause (i)) after the occurrence and during the continuance of an Amortization Event or Potential Amortization Event, in each case, with respect to the Series 2010-1 Notes; provided, further that the Class B Noteholders or their agents or representatives (including any independent public accounting firm or other third party auditors) or permitted assigns shall consent to ZVF sharing the results of any such Cash Audit to the Administrative Agent for the Class A Noteholders;

(m) upon the request of the Class B Noteholders holding more than 50% of the Class B Principal Amount, cause a firm of independent certified public accountants (reasonably acceptable to the Administrative Agent for the Class A Noteholders, the Administrator and such Class B Noteholders, which may be the Administrator’s accountants) to deliver to the Administrative Agent for the Class A Noteholders, each Funding Agent (as defined in the Class A Note Purchase Agreement and identified by the Administrative Agent for the Class A Noteholders) and the Class B Noteholders, at ZVF’s cost, a report (in form, substance and scope reasonably acceptable to the Administrative Agent for the Class A Noteholders, the Class B Noteholders holding more than 50% of the Class B Principal Amount and the Administrator) indicating that such firm has examined the most recently delivered Monthly Noteholders’ statement and expressing such firm’s opinion that (a) the data reported and calculations set forth in such Monthly Noteholders’ Statement are the data required to be reported and the calculations required to be made in accordance with the terms of the Series 2010-1 Series Supplement and the other Related Documents and (b) the data reported in such Monthly Noteholders’ Statement accurately reflects the data contained in the Servicer’s systems and other applicable source records (a “Servicer Audit”); provided that such Servicer Audits shall be at ZVF’s sole cost and expense (i) for no more than one such Servicer Audit coordinated among the Class B Noteholders and the Administrative Agent for the Class A Noteholders

per annum prior to the occurrence of an Amortization Event or Potential Amortization Event, in each case, with respect to the Series 2010-1 Notes and (ii) for two such Servicer Audits (in the aggregate including any Servicer Audit conducted at ZVF’s cost and expense pursuant to the immediately preceding clause (i)) after the occurrence and during the continuance of an Amortization Event or Potential Amortization Event, in each case, with respect to the Series 2010-1 Notes; provided, further, that the Class B Noteholders agree that they shall coordinate with the Administrative Agent for the Class A Noteholders in requesting such Servicer Audit;

(n) within five Business Days following the end of each calendar quarter, provide to each Class B Noteholder a report containing the information set forth in, and substantially in the form of, Exhibit C hereto; and

(o) upon any amendment to Schedule 2.1 or Schedule 7 of the ZVF Lease, provide prompt written notice and a copy of such amended schedule to each Class B Noteholder.

SECTION 8.02 Additional Covenants. ZVF and Zipcar each severally covenants and agrees that, until the Class B Notes have been paid in full and the Term has expired, it will:

(a) not amend, modify, waive or give any approval, consent or permission under, any provision of the Base Indenture or any other Series 2010-1 Related Document to which it is a party or agree to terminate, or surrender or assign any rights or obligations under, any Series 2010-1 Related Document to which it is a party unless (i) any such amendment, modification, waiver, approval, consent, permission, termination, surrender or assignment is in writing and made in accordance with the terms of the Base Indenture or such other Series 2010-1 Related Document, as applicable and (ii) if such amendment, modification, waiver, approval, consent, permission, termination, surrender or assignment adversely affects the Class B Noteholders, Class B Noteholders holding more than 50% of the Class B Principal Amount have consented thereto (whether or not, for the avoidance of doubt, any Indenture Noteholder has a right to consent to such action under the applicable Series 2010-1 Related Document); provided, that in any such case, if the Base Indenture, the Series 2010-1 Supplement or any other Series 2010-1 Related Document requires the consent of each affected Noteholder or a higher percentage of Noteholders, such unanimous consent or the consent of such higher percentage of Noteholders shall be obtained prior to such amendment, modification, waiver, approval, consent, permission, termination, surrender or assignment; provided further that ZVF and the Administrator agree that any amendment or modification described in Section 12.2(b)(i), 12.2(b)(ii), 12.2(b)(iii) and 12.2(b)(iv) of the Base Indenture which adversely affects the Class B Noteholders shall require the consent of Class B Noteholders holding 100% of the Class B Principal Amount; provided further that prior to entering into, granting or effecting any amendment, modification, waiver, approval, consent, permission, termination, surrender or assignment described in this

Section 8.02(a) without the consent of Class B Noteholders holding more than 50% of the Class B Principal Amount (or the consent of Class B Noteholders holding such higher percentage of the Series Class B Principal Amount or all Class B Noteholders, as applicable, pursuant to the two immediately preceding provisos), ZVF shall deliver to the Trustee and each Class B Noteholder an Officer’s Certificate executed by an Authorized Officer of ZVF and cause to be delivered an Opinion of Counsel (which may be based on an Officer’s Certificate) issued by a law firm of nationally recognized standing confirming, in each case, that such amendment, modification, waiver, approval, consent, permission, termination, surrender or assignment does not adversely affect the Class B Noteholders.

(b) not designate any Manufacturer as an Eligible Manufacturer pursuant to clause (b) of the definition thereof without the prior written consent of Class B Noteholders holding more than 50% of the Class B Principal Amount, which consent shall not be unreasonably withheld or delayed;

(c) not remove the Administrator without the prior written consent of Class B Noteholders holding more than 50% of the Class B Principal Amount;

(d) not appoint or agree to the appointment of any successor Administrator (other than the Back-Up Administrator) without the prior written consent of Class B Noteholders holding more than 50% of the Class B Principal Amount;

(e) not terminate the Servicer pursuant to Section 8.7(c) of the Base Indenture without the prior written consent of Class B Noteholders holding more than 50% of the Class B Principal Amount;

(f) not reduce the percentage set forth in Section 22 of the ZVF Lease with respect to Depreciation Charges without the prior written consent of Class B Noteholders holding more than 50% of the Class B Principal Amount;

(g) not amend or modify the Base Indenture in connection with the issuance of a Segregated Series without (i) the prior written consent of Class B Noteholders holding more than 50% of the Class B Principal Amount or (ii) the delivery to each Class B Noteholder of an Officer’s Certificate executed by an Authorized Officer of ZVF and an Opinion of Counsel (which may be based on an Officer’s Certificate) issued by a law firm of nationally recognized standing confirming, in each case, that such amendment or modification does not adversely affect the Class B Noteholders;

(h) not issue a Segregated Non-Collateral Agency Series without the prior written consent of Class B Noteholders holding more than 50% of the Class B Principal Amount, such consent not to be unreasonably withheld or delayed;

(i) (i) provide each Class B Noteholder with the Series Supplement with respect to any new Series of Notes at least 10 Business Days prior to the issuance of such new Series of Notes and (ii) not issue such new Series of Notes if (A) such issuance shall have a material adverse affect on the interests of the Holders of the Class B Notes in the reasonable and good faith determination of the Class B Noteholders holding more than 50% of the Class B Principal Amount (excluding any impact from the dilution of the interests or voting percentage of the Class B Noteholders) and (B) the Class B Noteholders holding more than 50% of the Class B Principal Amount provide ZVF and the Servicer with written notice of such determination together with a written explanation as to the reasons therefor within five Business Days of the Class B Noteholder’s receipt of such Series Supplement; provided that, if there are any changes to such Series Supplement for such new Series of Notes after ZVF has delivered such Series Supplement to the Class B Noteholders, ZVF shall provide the Class B Noteholders with a redlined copy of the Series Supplement marked to show such changes and the Class B Noteholders shall have at least two Business Days to review such changes and deliver the written notice described in the immediately preceding clause;

(j) pay all amounts due and payable by it under any Related Document (other than the reasonable fees and expenses of counsel to the Class B Noteholders) no later than May 25, 2010;

(k) pay the reasonable fees and expenses of counsel to the Class B Noteholders accruing through the Series 2010-1 Closing Date by no later than the fifth Business Day following the receipt by it of all invoices with respect thereto; and

(l) Prior to obtaining any Series 2010-1 Letter of Credit, deliver to each Class B Noteholder an opinion of counsel with respect to the creation and perfection of the security interest in the Series 2010-1 Cash Collateral Account in form and substance reasonably satisfactory to Class B Noteholders holding more than 50% of the Class B Principal Amount.

ARTICLE IX

MISCELLANEOUS PROVISIONS

SECTION 9.01 Amendments. No amendment to or waiver of any provision of this Agreement, nor consent to any departure by the Administrator or ZVF, shall in any event be effective unless the same shall be in writing and signed by the Administrator, ZVF and Class B Noteholders holding 66 2/3% of the Class B Principal Amount.

SECTION 9.02 No Waiver; Remedies. Any waiver, consent or approval given by any party hereto shall be effective only in the specific instance and for the specific purpose for which given, and no waiver by a party of any breach or default under this Agreement shall be deemed a waiver of any other breach or default. No failure on the part of any party hereto to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder, or any abandonment or discontinuation of steps to enforce the right, power or privilege, preclude any other or further exercise thereof or the exercise of any other right. No notice to or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in the same, similar or other circumstances. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 9.03 Binding on Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, ZVF, the Administrator, each Class B Noteholder and their respective successors and assigns; provided, however, that neither ZVF nor the Administrator may assign or transfer its rights or obligations hereunder or in connection herewith or any interest herein (voluntarily, by operation of law or otherwise) without the prior written consent of each Class B Noteholder; provided, that nothing herein shall prevent ZVF from assigning its rights to the Trustee under the Base Indenture and the Series 2010-1 Supplement and to the Collateral Agent under the Collateral Agency Agreement; provided, further, that the Class B Noteholder may not transfer, pledge, assign, sell participations in or otherwise encumber its rights or obligations hereunder or in connection herewith or any interest herein except as permitted under Section 6.03(g), Section 9.17 and this Section 9.03. Nothing expressed herein is intended or shall be construed to give any Person other than the Persons referred to in the preceding sentence any legal or equitable right, remedy or claim under or in respect of this Agreement.

SECTION 9.04 Survival of Agreement. All covenants, agreements, representations and warranties made herein and in the Class B Notes delivered pursuant hereto shall survive the making and the repayment of the Advances and the execution and delivery of this Agreement and the Class B Notes and shall continue in full force and effect until all interest on and principal of the Class B Notes and all other amounts owed to the Class B Noteholders hereunder and under the Series 2010-1 Supplement have been paid in full and the commitment of each Class B Noteholder hereunder has been terminated. In addition, the obligations of ZVF and the Class B Noteholders under Sections 3.03, 3.05, 3.07, 3.08, 9.05, 9.10 and 9.11 shall survive the termination of this Agreement.

SECTION 9.05 Payment of Costs and Expenses; Indemnification. (a) Payment of Costs and Expenses. ZVF agrees to pay on demand all reasonable expenses of each Class B Noteholder (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel to the Class B Noteholders) in connection with

(i) the negotiation, preparation, execution, delivery and administration of this Agreement and of each other Related Document, including schedules and exhibits and any amendments, waivers, consents, supplements or other modifications to this Agreement or any other Related Document as may from time to time hereafter be proposed, whether or not the transactions contemplated hereby or thereby are consummated, and

(ii) the consummation of the transactions contemplated by this Agreement and the other Related Documents.

ZVF further agrees to pay, and to save the Class B Noteholder harmless from all liability for (i) any breach by ZVF of its obligations under this Agreement, (ii) all reasonable costs incurred by the Class B Noteholders (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel to the Class B Noteholders, if any) in enforcing this Agreement and (iii) any stamp, documentary or other similar taxes which may be payable in connection with the execution or delivery of this Agreement, any Borrowing hereunder, or the issuance of the Class B Notes or any other Related Documents. ZVF also agrees to reimburse the Class B Noteholders upon demand for all reasonable out-of-pocket expenses incurred by the Class B Noteholders (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel to the Class B Noteholders, if any and the reasonable fees and out-of-pocket expenses of any third-party servicers and disposition agents) in connection with (x) the negotiation of any restructuring or “work-out”, whether or not consummated, of the Related Documents and (y) the enforcement of, or any waiver or amendment requested under or with respect to, this Agreement or any other of the Related Documents.

Without limiting the foregoing, ZVF shall have no obligation to reimburse the Class B Noteholders for any of the fees and/or expenses incurred by the Class B Noteholders with respect to its sale or assignment of all or any part of its respective rights and obligations under this Agreement and the Class B Notes pursuant to Section 9.17.

(b) Indemnification. In consideration of the execution and delivery of this Agreement by the Class B Noteholders, ZVF hereby indemnifies and holds each Class B Noteholder and each of its officers, directors, employees and agents (collectively, the “Indemnified Parties”) harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and reasonable expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought and including, without limitation, any liability in connection with the offering and sale of the Class B Notes), including reasonable attorneys’ fees and disbursements (collectively, the “Indemnified Liabilities”), incurred by the Indemnified Parties or any of them (whether in prosecuting or defending against such actions, suits or claims) to the extent resulting from, or arising out of, or relating to

(i) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Advance; or

(ii) the entering into and performance of this Agreement and any other Related Document by any of the Indemnified Parties,

except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party’s gross negligence or willful misconduct. If and to the extent that the foregoing undertaking may be unenforceable for any reason, ZVF hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The indemnity set forth in this Section 9.05(b) shall in no event include indemnification for any taxes (which indemnification is provided in Section 3.08).

SECTION 9.06 Characterization as Related Document; Entire Agreement. This Agreement shall be deemed to be a Related Document for all purposes of the Base Indenture and the other Related Documents. This Agreement, together with the Base Indenture, the Series 2010-1 Supplement, the Class B Fee Letter, the documents delivered pursuant to Section 7.01 and the other Related Documents, including the exhibits and schedules thereto, contains a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all previous oral statements and other writings with respect thereto.

SECTION 9.07 Notices. All notices, amendments, waivers, consents and other communications provided to any party hereto under this Agreement shall be in writing and addressed, delivered or transmitted to such party at its address or facsimile number set forth below its signature hereto or at such other address or facsimile number as may be designated by such party in a written notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted upon receipt of electronic confirmation of transmission.

SECTION 9.08 Severability of Provisions. Any covenant, provision, agreement or term of this Agreement that is prohibited or is held to be void or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of the prohibition or unenforceability without invalidating the remaining provisions of this Agreement.

SECTION 9.09 Tax Matters. Each party to this Agreement (a) acknowledges that it is the intent of the parties to this Agreement that, for accounting purposes and for all Federal, state and local income and franchise tax purposes, the Class B Notes will be treated as evidence of indebtedness, (b) agrees to treat the Class B Notes for all such purposes as indebtedness and (c) agrees that the provisions of the Related Documents shall be construed to further these intentions. On the Series 2010-1 Closing Date, the initial Class B Noteholder shall deliver a tax certificate executed by such Class B Noteholder substantially in the form of Exhibit D to the Registrar and ZVF.

SECTION 9.10 No Proceedings; Limited Recourse. ZVF. Each of the parties hereto (other than ZVF) hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of any Indenture Notes issued by ZVF pursuant to the Base Indenture, it will not institute against or join with, encourage or cooperate with any other Person in instituting against, ZVF, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any Federal or state bankruptcy or similar law, all as more particularly set forth in

Section 13.15 of the Base Indenture and subject to any retained rights set forth therein; provided, however, that nothing in this Section 9.10 shall constitute a waiver of any right to indemnification, reimbursement or other payment from ZVF pursuant to this Agreement, the Series 2010-1 Supplement or the Base Indenture. In the event that any Class B Noteholder (solely in its capacity as such) takes action in violation of this Section 9.10, ZVF agrees that it shall file an answer with the bankruptcy court or otherwise properly contest the filing of such a petition by any such Person against ZVF or the commencement of such action and raise the defense that such Person has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as its counsel advises that it may assert. The provisions of this Section 9.10 shall survive the termination of this Agreement. Nothing contained herein shall preclude participation by any Class B Noteholder in assertion or defense of its claims in any such proceeding involving ZVF. The obligations of ZVF under this Agreement are solely the limited liability company obligations of ZVF. In addition, each of the parties hereto agrees that all fees, expenses and other costs payable hereunder by ZVF shall be payable only to the extent set forth in Section 13.17 of the Base Indenture and that all other amounts owed to them by ZVF shall be payable solely from amounts that become available for payment pursuant to the Base Indenture and the Series 2010-1 Supplement.

SECTION 9.11 Confidentiality. Each Class B Noteholder agrees that it shall not disclose any Confidential Information to any Person without the prior written consent of the Administrator and ZVF, other than (a) to their Affiliates and their officers, directors, employees, agents and advisors (including, without limitation, legal counsel and accountants) and to actual or prospective assignees and participants, and then only on a confidential basis, (b) as mandated by a court or administrative order or decree, governmental or regulatory authority or self-regulatory organization or required by any statute, law, rule or regulation or judicial process (including any subpoena or similar legal process), (c) to any Rating Agency, if any, providing a rating for the Class B Notes, (d) in the course of litigation with ZVF or the Administrator, (h) on a confidential basis, to auditors or legal or other professional advisors of any party hereto or (i) to any Person to the extent such Class B Noteholder reasonably determines such disclosure is necessary or appropriate in connection with the enforcement or for the defense of the rights and remedies under the Class B Notes, the Indenture or any other Related Document.

“Confidential Information” means information that ZVF or the Administrator furnishes to any Class B Noteholder in connection with or related to the transactions contemplated by the Related Documents or otherwise pursuant to the terms thereof, but does not include (i) any such information that is or becomes generally available to the public other than as a result of a disclosure by a Class B Noteholder or other Person to which any Class B Noteholder, directly or indirectly, delivered such information, (ii) any such information that was in the possession of a Class B Noteholder prior to its being furnished to such Class B Noteholder by ZVF or the Administrator, or (iii) that is or becomes available to a Class B Noteholder from a source other than ZVF or the Administrator or any of their respective agents known as such by such Class B Noteholder, provided that, with respect to clauses (ii) and (iii) above, such source is not (1) known to such Class B Noteholder to be bound by a confidentiality agreement with

ZVF or the Administrator, as the case may be, or (2) known to such Class B Noteholder to be otherwise prohibited from transmitting the information by a contractual, legal or fiduciary obligation.

SECTION 9.12 Governing Law. THIS AGREEMENT AND ALL MATTERS ARISING OUT OF OR RELATING THERETO IN ANY WAY WHATSOEVER (WHETHER IN CONTRACT, TORT OR OTHERWISE) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAW.

SECTION 9.13 Jurisdiction. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY OF THE PARTIES HEREUNDER WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN ANY STATE OR (TO THE EXTENT PERMITTED BY LAW) FEDERAL COURT OF COMPETENT JURISDICTION SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK AND BY EXECUTION AND DELIVERY OF THIS CLASS B NOTE PURCHASE AGREEMENT, EACH PARTY HEREUNDER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT.

SECTION 9.14 Waiver of Jury Trial. ALL PARTIES HEREUNDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE PARTIES IN CONNECTION HEREWITH OR THEREWITH. ALL PARTIES ACKNOWLEDGE AND AGREE THAT THEY HAVE RECEIVED FULL AND SIGNIFICANT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR ALL PARTIES TO ENTER INTO THIS AGREEMENT.

SECTION 9.15 Counterparts. This Agreement may be executed in any number of counterparts (which may include facsimile) and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

SECTION 9.16 Reserved.

SECTION 9.17 Assignment. (a) Any Class B Noteholder may at any time sell or assign all or any part of its rights and obligations under this Agreement and the Class B Notes, with the prior written consent of ZVF (such consent not to be unreasonably withheld or delayed), to one or more financial institutions or other entities (an “Acquiring Note Purchaser”) pursuant to an assignment and assumption agreement, substantially in the form of Exhibit B (the “Assignment and Assumption Agreement”), executed by such Acquiring Note Purchaser, such assigning Class B Noteholder and ZVF; provided that the consent of ZVF to such sale shall not be required if such Acquiring Note Purchaser is an Affiliate of Goldman, Sachs & Co. and the assigning Class B Noteholder promptly provides notice of such assignment to ZVF and the Administrator.

(b) Any Class B Noteholder may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more financial institutions or other entities (“Participants”) participations in its Class B Noteholder Commitment Amount, its Class B Note and its rights hereunder (or, in each case, a portion thereof) pursuant to documentation in form and substance satisfactory to such Class B Noteholder and the Participant; provided, however, that (i) in the event of any such sale by such Class B Noteholder to a Participant, (A) such Class B Noteholder’s obligations under this Agreement shall remain unchanged, (B) such Class B Noteholder shall remain solely responsible for the performance thereof and (C) ZVF shall continue to deal solely and directly with such Class B Noteholder in connection with its rights and obligations under this Agreement and (ii) such Class B Noteholder shall not sell any participating interest under which the Participant shall have rights to approve any amendment to, or any consent or waiver with respect to, this Agreement, the Base Indenture, the Series 2010-1 Supplement or any Related Document, except to the extent that the approval of such amendment, consent or waiver otherwise would require the unanimous consent of all Series 2010-1 Noteholders. A Participant shall have the right to receive reimbursement for amounts due pursuant to Sections 3.05, 3.07 and 3.08 but only to the extent that the selling Class B Noteholder would have had such right absent the sale of the related participation and, with respect to amounts due pursuant to Section 3.08, only to the extent such Participant shall have complied with the provisions of Section 3.08 as if such Participant were a Class B Noteholder.

(c) ZVF authorizes each Class B Noteholder to disclose to any Participant or Acquiring Note Purchaser (each, a “Transferee”) and any prospective Transferee any and all information in such Class B Noteholder’s possession concerning ZVF, the Collateral, the Administrator and the Related Documents which has been delivered to such Class B Noteholder by ZVF or the Administrator in connection with such Class B Noteholder’s credit evaluation of ZVF, the Collateral and the Administrator; provided that each prospective Transferee shall agree to be bound by the provisions of Section 9.11 of this Agreement prior to the receipt of such information.

(d) No direct or indirect assignment, participation, pledge, hypothecation, rehypothecation, exchange or other disposition or transfer of any Class B Note (each a “Transfer”) shall be made unless (i) the transferor notifies the Registrar and ZVF in writing of its intention to make such Transfer and (ii) such notice (1) identifies the transferee, (2) contains a transfer certificate executed by the transferee substantially in the form of Exhibit I-2 to the Series 2010-1 Supplement, (3) contains any other information reasonably requested by the Registrar or ZVF and (4) is delivered to the

Registrar and ZVF. Notwithstanding anything herein to the contrary, no Transfer of a Class B Note shall be permitted (x) if such transfer would result in there being collectively more than twenty-five (25) beneficial holders of Class B Notes or (y) to a person other than a “United States person” as defined in Section 7701(a)(30) of the Code. Any purported Transfers of a Class B Note to a transferee which does not comply with the requirements of this paragraph shall be null and void ab initio.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers and delivered as of the day and year first above written.

ZIPCAR VEHICLE FINANCING LLC

By:		/s/ Edward Goldfinger

	Name:	Edward Goldfinger
	Title:	Treasurer

Address:	25 First Street
4th Floor,
Cambridge, MA 02141

Attention:	Maria Stahl
Telephone:	(617) 995-4231
Facsimile:	(617) 995-4300

[CLASS B NOTE PURCHASE AGREEMENT]

ZIPCAR, INC.

By:		/s/ Edward Goldfinger

	Name:	Edward Goldfinger
	Title:	CFO

Address:	25 First Street
4th Floor,
Cambridge, MA 02141

Attention:	Edward Goldfinger
Telephone:	(617) 995-4231
Facsimile:	(617) 995-4300

[CLASS B NOTE PURCHASE AGREEMENT]

GOLDMAN, SACHS & CO., as a Class B Noteholder

By:		/s/ Kevin Gasvoda

	Name:	Kevin Gasvoda
	Title:	Managing Director

Address:	200 West Street, 5th Floor
New York, NY 10282

Attention:	Katrina T. Niehaus
Telephone:	(212) 357-8161
Facsimile:	(212) 256-5491

With electronic copy to: katrina.niehaus@gs.com; calvin.frese@gs.com; lawrence.mcmahon@gs.com; karolina.damico@gs.com; stephanie.raimo@gs.com; ficc- mtgtp@ny.email.gs.com; ficc- mbspi@ny.email.gs.com

[CLASS B NOTE PURCHASE AGREEMENT]

SCHEDULE I

GOLDMAN, SACHS & CO., as a Class B Noteholder

Commitment Percentage: 100%

Class B Noteholder Commitment Amount: $20,000,000

[CLASS B NOTE PURCHASE AGREEMENT]

EXHIBIT A

TO

CLASS B NOTE PURCHASE AGREEMENT

FORM OF ADVANCE REQUEST

ZIPCAR VEHICLE FINANCING LLC

SERIES 2010-1 VARIABLE FUNDING CAR SHARING

ASSET BACKED NOTES, CLASS B

[Goldman, Sachs & Co., as a Class B Noteholder

200 West Street, 5th Floor

New York, NY 10282

Attention:	Katrina T. Niehaus

Telephone:  (212) 357-8161

Facsimile:    (212) 256-5491

With electronic copy to katrina.niehaus@gs.com; calvin.frese@gs.com; lawrence.mcmahon@gs.com; karolina.damico@gs.com; stephanie.raimo@gs.com; ficc-mtgtp@ny.email.gs.com; ficc-mbspi@ny.email.gs.com ] 1

Ladies and Gentlemen:

This Advance Request is delivered to you pursuant to Section 7.03 of that certain Class B Note Purchase Agreement, dated as of May 24, 2010 (as amended, supplemented, restated or otherwise modified from time to time, the “Class B Note Purchase Agreement”) among Zipcar Vehicle Financing LLC, Zipcar, Inc., as Administrator, and Goldman, Sachs & Co., as a Class B Noteholder (a “Class B Noteholder”).

Unless otherwise defined herein or as the context otherwise requires, terms used herein shall have the meaning assigned thereto under Section 1.01 of the Class B Note Purchase Agreement, and if not defined therein, shall have the meaning assigned thereto under Schedule I of the Base Indenture.

The undersigned hereby requests that an Advance be made in the aggregate principal amount of $                     on                     , 20        . The undersigned hereby acknowledges that each Advance shall bear interest at the Class B Note Rate.

[1]	If Class B Noteholder is other than Goldman, Sachs & Co., replace with correct addressee.

A-1

The undersigned hereby certifies that (i) the Aggregate Asset Amount as of the date hereof is an amount equal to $                     and (ii) the Series 2010-1 Enhancement Amount as of the date hereof is an amount equal to $                    .

The undersigned hereby acknowledges that the delivery of this Advance Request and the acceptance by undersigned of the proceeds of the Advance requested hereby constitute a representation and warranty by the undersigned that, on the date of such Advance, and before and after giving effect thereto and to the application of the proceeds therefrom, all conditions set forth in Section 7.03 of the Class B Note Purchase Agreement and Section 2.1(b) of the Series 2010-1 Supplement have been satisfied and all statements set forth in Section 6.01 of the Class B Note Purchase Agreement are true and correct in accordance with Section 7.03(a)(i) of the Class B Note Purchase Agreement.

The undersigned agrees that if prior to the time of the Advance requested hereby any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify you. Except to the extent, if any, that prior to the time of the Advance requested hereby you shall receive written notice to the contrary from the undersigned, each matter certified to herein shall be deemed once again to be certified as true and correct at the date of such Advance as if then made.

Please wire transfer the proceeds of the Advance to the following account pursuant to the following instructions:

Series 2010-1 Pre-Funding Account

Bank:	Deutsche Bank Trust Company Americas
Beneficiary:	Trust and Securities Services
ABA#	021-001-033
Account#	01419647
Attn:	FBU/ Rosemary Cabrera

The undersigned has caused this Advance Request to be executed and delivered, and the certification and warranties contained herein to be made, by its duly Authorized Officer this          day of                     , 20        .

ZIPCAR VEHICLE FINANCING LLC

By:
Title:

A-2

EXHIBIT B

TO

CLASS B NOTE PURCHASE AGREEMENT

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

ASSIGNMENT AND ASSUMPTION AGREEMENT, dated as of [             ], among [             ] (the “Transferor”), the purchaser listed as an Acquiring Class B Noteholder on the signature pages hereof (the “Acquiring Note Purchaser”), and Zipcar Vehicle Financing LLC, a Delaware limited liability company (the “Company”).

W I T N E S S E T H:

WHEREAS, this Assignment and Assumption Agreement is being executed and delivered in accordance with subsection 9.17(a) of the Class B Note Purchase Agreement, dated as of May 24, 2010 (as from time to time amended, supplemented or otherwise modified in accordance with the terms thereof, the “Class B Note Purchase Agreement”; terms defined therein being used herein as therein defined), among the Company, Zipcar, Inc., as Administrator and Goldman, Sachs & Co., as a Class B Noteholder (a “Class B Noteholder”);

WHEREAS, the Acquiring Note Purchaser (if it is not already an existing Class B Noteholder) wishes to become a Class B Noteholder party to the Class B Note Purchase Agreement; and

WHEREAS, the Transferor is selling and assigning to the Acquiring Note Purchaser, its rights, obligations and commitments under the Class B Note Purchase Agreement and the Class B Notes;

NOW, THEREFORE, the parties hereto hereby agree as follows:

Upon the execution and delivery of this Assignment and Assumption Agreement by the Acquiring Note Purchaser, the Transferor and the Company (the date of such execution and delivery, the “Transfer Issuance Date”), each Acquiring Note Purchaser shall be a Class B Noteholder party to the Class B Note Purchase Agreement for all purposes thereof.

The Transferor acknowledges receipt from the Acquiring Note Purchaser of an amount equal to the purchase price, as agreed between the Transferor and the Acquiring Note Purchaser (the “Purchase Price”), of the portion being purchased by such Acquiring Note Purchaser (the “Purchased Percentage”) of the Transferor’s Commitment under the Class B Note Purchase Agreement and the Transferor’s Class B Noteholder Commitment Amount. The Transferor hereby irrevocably sells, assigns and transfers to each Acquiring Note Purchaser, without recourse, representation or warranty, and each Acquiring Note Purchaser hereby irrevocably purchases, takes and assumes from the Transferor, the Purchased Percentage of the Transferor’s Commitment under the Class B Note Purchase Agreement and the Transferor’s Class B Noteholder Commitment Amount.

From and after the Transfer Issuance Date, amounts that would otherwise by payable to or for the account of the Transferor pursuant to the Series 2010-1 Supplement or the Class B Note Purchase Agreement shall, instead, be payable to or for the account of the Transferor and the Acquiring Note Purchaser, as the case may be, in accordance with their respective interests as reflected in this Assignment and Assumption Agreement, whether such amounts have accrued prior to the Transfer Issuance Date or accrue subsequent to the Transfer Issuance Date.

Each of the parties to this Assignment and Assumption Agreement agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Assignment and Assumption Agreement.

By executing and delivering this Assignment and Assumption Agreement, the Transferor and the Acquiring Note Purchaser confirm to and agree with each other as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned hereby free and clear of any adverse claim, the Transferor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Series 2010-1 Supplement, the Class B Note Purchase Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Indenture, the Class B Notes, the other Related Documents or any instrument or document furnished pursuant thereto; (ii) the Transferor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or the performance or observance by the Company of any of the Company’s obligations under the Indenture, the other Related Documents or any other instrument or document furnished pursuant hereto; (iii) the Acquiring Note Purchaser confirms that it has received a copy of the Indenture, the Class B Note Purchase Agreement and such other Related Documents and other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption Agreement; (iv) the Acquiring Note Purchaser will, independently and without reliance upon the Administrative Agent or the Transferor and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Class B Note Purchase Agreement; (v) the Acquiring Note Purchaser agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Class B Note Purchase Agreement are required to be performed by it as an Acquiring Note Purchaser and (vi) the Acquiring Note Purchaser hereby represents and warrants to ZVF and the Administrator that the representations and warranties contained in Section 6.03 of the Class B Note Purchase Agreement are true and correct with respect to the Acquiring Note Purchaser on and as of the date hereof and the Acquiring Note Purchaser shall be deemed to have made such representations and warranties contained in Section 6.03 of the Class B Note Purchase Agreement on and as of the date hereof.

Schedule I hereto sets forth the revised Commitment Percentages of the Transferor and the Acquiring Note Purchaser as well as contact information with respect to the Acquiring Note Purchaser.

This Assignment and Assumption Agreement and all matters arising under or in any manner relating to this Assignment and Assumption Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, and the obligations, rights and remedies of the parties hereto shall be determined in accordance with such law.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption Agreement to be executed by their respective duly authorized officers as of the date first set forth above.

[ ], as Transferor

By:
Title:

By:
Title:

[ ], as Acquiring Note Purchaser

By:
Title:

CONSENTED AND ACKNOWLEDGED:

ZIPCAR VEHICLE FINANCING LLC

By:
Title:

SCHEDULE I

LIST OF ADDRESSES FOR NOTICES

AND OF COMMITMENT PERCENTAGES

[TRANSFEROR]

Address:	[ ]
Attention: [ ]
Telephone: [ ]
Facsimile: [ ]

Prior Commitment Percentage:	[ ]
Revised Commitment Percentage:	[ ]

[ACQUIRING NOTE PURCHASER]

Address:	[ ]
Attention: [ ]
Telephone: [ ]
Facsimile: [ ]

Prior Commitment Percentage:	[ ]
Revised Commitment Percentage:	[ ]

EXHIBIT C

TO

CLASS B NOTE PURCHASE AGREEMENT

QUARTERLY FLEET REPORT

CONFIDENTIAL

QUARTERLY FLEET REPORT

ZIPCAR VEHICLE FINANCING, LLC

VARIABLE FUNDING CAR SHARING ASSET BACKED NOTES

SERIES 2010-1

Reporting Date June 25, 2010

As of May-31

I.	US MODEL YEAR ACQUISITION BY MANUFACTURER

	2011				2010
Manufacturer	Number of Vehicles		Fleet Mix		Number of Vehicles		Fleet Mix
BMW/Mini	[	]	[	]%	[	]	[	]%
Daimler/Smart	[	]	[	]%	[	]	[	]%
Fiat/Alfa Romeo	[	]	[	]%	[	]	[	]%
Ford	[	]	[	]%	[	]	[	]%
Honda/Acura	[	]	[	]%	[	]	[	]%
Hyundai / Kia	[	]	[	]%	[	]	[	]%
Mazda	[	]	[	]%	[	]	[	]%
Nissan/Infiniti	[	]	[	]%	[	]	[	]%
Subaru	[	]	[	]%	[	]	[	]%
Toyota/Scion/Lexus	[	]	[	]%	[	]	[	]%
Volkswagen	[	]	[	]%	[	]	[	]%
Volvo	[	]	[	]%	[	]	[	]%
Total Acquisitions	[	]	[	]%	[	]	[	]%

II.	US FLEET DEPRECIATION EXPENSE

	2011		2010
Fleet Capitalized Cost ($)	[	]	[	]
Number of Vehicles	[	]	[	]
Average Capitalized Cost ($)	[	]	[	]
Average Monthly Depreciation per Vehicle ($)	[	]	[	]
Monthly Depreciation as a % of Avg. Capitalized Cost	[	]%	[	]%

III.	US FLEET STATUS REPORT AND FLEET DISPOSITION HISTORY BY SALE YEAR

Sale Year	Total Capitalized Cost		Capitalized Cost as Percent of Total Vehicles		Total Number of Vehicles		Average Capitalized Cost		Average Mileage		Average Days in Service		Average Net Book Value		Average Sale Proceeds		Average Gain/(Loss) on Sale		Average Monthly Holding Cost per Vehicle		Monthly Holding Cost as a % of Avg. Cap. Cost		Average Gain/(Loss) as % of Total Cap. Cost		Average Gain/(Loss) as % of Net Book Value
2011
Total Vehicles	[	]	[	]%	[	]	[	]	[	]	[	]	[	]	[	]	[	]	[	]	[	]%	[	]%	[	]%
Active	[	]	[	]%	[	]	[	]	[	]	[	]	[	]	[	]	[	]	[	]	[	]%	[	]%	[	]%
Salvage	[	]	[	]%	[	]	[	]	[	]	[	]	[	]	[	]	[	]	[	]	[	]%	[	]%	[	]%
Thefts	[	]	[	]%	[	]	[	]	[	]	[	]	[	]	[	]	[	]	[	]	[	]%	[	]%	[	]%
Inactive (sum of Salvage, Thefts, Inactive)	[	]	[	]%	[	]	[	]	[	]	[	]	[	]	[	]	[	]	[	]	[	]%	[	]%	[	]%

2010
Total Vehicles	[	]	[	]%	[	]	[	]	[	]	[	]	[	]	[	]	[	]	[	]	[	]%	[	]%	[	]%
Active	[	]	[	]%	[	]	[	]	[	]	[	]	[	]	[	]	[	]	[	]	[	]%	[	]%	[	]%
Salvage	[	]	[	]%	[	]	[	]	[	]	[	]	[	]	[	]	[	]	[	]	[	]%	[	]%	[	]%
Thefts	[	]	[	]%	[	]	[	]	[	]	[	]	[	]	[	]	[	]	[	]	[	]%	[	]%	[	]%
Inactive (sum of Salvage, Thefts, Inactive)	[	]	[	]%	[	]	[	]	[	]	[	]	[	]	[	]	[	]	[	]	[	]%	[	]%	[	]%

EXHIBIT D

TO

CLASS B NOTE PURCHASE AGREEMENT

FORM OF CLASS B NOTEHOLDER TAX CERTIFICATE

[Date]

Re: Zipcar Vehicle Financing LLC Series 2010-1 Variable Funding Car Sharing Asset Backed Notes, Class B (the “Class B Notes”)

Reference is hereby made to the Base Indenture (the “Base Indenture”), dated as of May 24, 2010, between Zipcar Vehicle Financing LLC, a special purpose limited liability company established under the laws of Delaware (the “Issuer”) and Deutsche Bank Trust Company Americas, a New York banking corporation (the “Trustee”). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Base Indenture and, if not defined therein, shall have the meanings assigned to them in the Series 2010-1 Supplement (defined below).

This letter relates to the issuance by the Issuer to                                          (the “Initial Noteholder”) of a beneficial ownership interest in U.S. $[                    ] aggregate principal amount of the Class B Notes issued under the Series 2010-1 Supplement to the Base Indenture, dated as of May 24, 2010 (“Series 2010-1 Supplement”) by and among the Issuer, the Trustee and Deutsche Bank Trust Company Americas, as securities intermediary.

In connection with such issuance, and in respect of such Class B Notes, the Initial Noteholder hereby represents, warrants and covenants for the benefit of the Issuer and the Trustee that:

It shall timely furnish the Issuer or its agents any U.S. federal income tax form or certification (such as IRS Form W-9 (Request for Taxpayer Identification Number and Certification), or any successors to such IRS form) that the Issuer or its agents may reasonably request and shall update or replace such form or certification in accordance with its terms or its subsequent amendments. It agrees to provide any certification or information that is reasonably requested by the Issuer (a) to permit the Issuer to make payments to it without, or at a reduced rate of, withholding, (b) to enable the Issuer to qualify for a reduced rate of withholding in any jurisdiction from or through which the Issuer receives payments on its assets, or (c) to enable the Issuer or its agents to satisfy reporting and other obligations in respect of the Class B Notes under the Code and Treasury Regulations.

It agrees to treat the Class B Notes as debt for all U.S. federal income tax purposes and shall take no action inconsistent with such treatment unless required by law.

It agrees to comply with the following provisions:

(a) It will not (A) acquire, sell, transfer, assign, pledge or otherwise dispose of any of its Class B Notes (or any interest therein that is described in Treasury Regulations Section 1.7704-1(a)(2)(i)(B)) on or through (x) a United States national, regional or local securities exchange, (y) a foreign securities exchange or (z) an interdealer quotation system that regularly disseminates firm buy or sell quotations by identified brokers or dealers (including, without limitation, the National Association of Securities Dealers Automated Quotation System) ((x), (y) and (z), collectively, an “Exchange”) or (B) cause any of its Class B Notes or any interest therein to be marketed on or through an Exchange.

(b) It will not enter into any financial instrument payments on which, or the value of which, is determined in whole or in part by reference to the Class B Notes, or the Issuer (including the amount of Issuer distributions or interest on the Class B Notes, the value of the Issuer’s assets, or the result of the Issuer’s operations), or any contract that otherwise is described in Treasury Regulations Section 1.7704-1(a)(2)(i)(B), without the consent of a majority of the Class B Noteholders.

(c) If it is a partnership, grantor trust or S corporation, less than 50% of the value of any person’s interest in such partnership, grantor trust or S corporation is attributable to the Initial Noteholder’s interest in the Issuer.

(d) It agrees that it may not directly or indirectly assign, participate, pledge, hypothecate, rehypothecate, exchange or otherwise dispose of or transfer in any manner (each a “Transfer”) its interest in the Class B Notes unless the transferee delivers a transfer certificate to the Registrar and the Issuer in the form of Exhibit [J] of the Series 2010-1 Supplement. Any purported Transfer that does not satisfy the above mentioned conditions shall be null, void and of no effect.

(e) It agrees that the Issuer is required to monitor all transfers of Class B Notes so that the aggregate number of Holders of the Class B Notes is limited to 25 or fewer beneficial holders. In monitoring such transfers, the Issuer will rely solely and exclusively (without any duty to make further inquiry, including without any duty to inquire whether a Holder holds Class B Notes for the account of one or more other persons) on (i) information provided to it on the Series 2010-1 Closing Date with respect to the number of Holders on the Series 2010-1 Closing Date and (ii) any transfer certificates received by the Issuer subsequent to the Series 2010-1 Closing Date.

(f) Any transfer that would cause the Issuer to be unable to rely on the “private placement” safe harbor of Treasury Regulations Section 1.7704-1(h) will be void and of no force or effect unless the Issuer has received an Opinion of Counsel that notwithstanding such transfer the Issuer will be treated as a partnership or disregarded entity and not as an entity taxable as a corporation for U.S. federal income tax purposes.

(g) It represents that it is not part of any arrangement a principal purpose of which is to cause the interests in the Issuer to be treated as owned by 100 persons or less within the meaning of Treasury Regulations Section 1.7704-1(h).

(h) It represents that it is a “United States person” as defined in Section 7701(a)(30) of the Code.

Each Initial Noteholder understands that the representations, warranties and covenants contained in paragraphs (a) through (h) above are intended to permit the Issuer to rely, if necessary, on the “private placement” safe harbor from classification as a publicly traded partnership in Treasury Regulations Section 1.7704-1(h).

Its taxpayer identification number is ________________.

Its fiscal year for federal income tax purposes ends in ____________.

The date of issuance is _______________.

Its address for notices is:_____________________.

It agrees that it and the transferee will be required to reimburse the Issuer for any costs incurred by the Issuer in connection with any transfer.

It acknowledges that the Issuer, the Trustee, and others will rely upon the truth and accuracy of the foregoing acknowledgements, representations and agreements and agrees that, if any of the acknowledgements, representations or warranties made or deemed to have been made by it in connection with its purchase of the Class B Notes are no longer accurate, it will promptly notify the Issuer and the Trustee.

IN WITNESS WHEREOF, I have executed this Initial Noteholder certificate as of the date first written above.

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